UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 17, 2004, Big Lots, Inc. (the “Company”) issued a press release and conducted a conference call, both of which reported the Company’s results of operations for the quarter and year-to-date periods ended October 30, 2004. The press release and conference call both included “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted operating profit (loss); (iii) adjusted interest expense; (iv) adjusted income (loss) before income taxes; (v) adjusted income tax (benefit) expense; (vi) adjusted income (loss) from continuing operations; (vii) adjusted discontinued operations; (viii) adjusted net income (loss); (ix) adjusted income (loss) per common share, basic and diluted, for continuing and discontinued operations; and (x) adjusted weighted average common and common equivalent shares outstanding.

These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principals generally accepted in the United States of America (“GAAP”) the following: (i) an after-tax charge to continuing operations of $6.4 million recorded in the second quarter of fiscal 2003 related to the settlement of litigation; (ii) an after-tax charge to continuing operations of $5.3 million recorded in the third quarter of fiscal 2004 related to debt prepayment charges associated with the early retirement of the Company’s senior notes and its prior credit facility; and (iii) an after-tax charge to discontinued operations of $6.6 million recorded in the third quarter of fiscal 2004 related to the estimated liability resulting from the additional rejection of store leases and the default of a first mortgage by KB Toys, a former division of the Company. As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted on the Company’s website and referred to during the conference call, contained a presentation of the most directly comparable financial measures calculated and presented in accordance GAAP and a reconciliation of the differences between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

The Company’s management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring the Company’s operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of the Company’s on-going operating results and financial condition. The Company’s management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating the Company’s operating performance and as a measure of performance for incentive compensation purposes.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Current Report on Form 8-K are copies of the Company’s November 17, 2004 press release (Exhibit 99.1), and the transcript of the Company’s November 17, 2004 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect the Company’s future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Current Report on Form 8-K. By furnishing the information in this Current Report on Form 8-K and the attached exhibits, the Company is making no admission as to the materiality of any information in this Current Report or the exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2004, the Company, by and through certain of its subsidiaries, entered into a $500 million five-year unsecured credit facility with a syndicate of lenders (the “2004 Credit Agreement”). The 2004 Credit Agreement is scheduled to mature on October 28, 2009. The proceeds of the 2004 Credit Agreement are available for general corporate purposes, working capital, and to repay certain indebtedness of the Company, including the early retirement of the Company’s senior notes and its prior credit facility. The 2004 Credit Agreement contains financial and other covenants, including, but not limited to, limitations on indebtedness, liens and investments, as well as the maintenance of two financial ratios — a leverage ratio and a fixed charge coverage ratio. A violation of these covenants could result in a default under the 2004 Credit Agreement which would permit the lenders to restrict the Company’s ability to further access the 2004 Credit Agreement for loans and letters of credit, and require the immediate repayment of any outstanding loans under the 2004 Credit Agreement.

In addition to revolving credit loans, the 2004 Credit Agreement includes a $30 million swing loan sub-limit, a $50 million bid loan sub-limit, and a $150 million letter of credit sub-limit. At November 17, 2004, the total borrowings outstanding under the 2004 Credit

Agreement were $416 million, which total amount was comprised of $365 million in revolving credit loans, $51 million in letters of credit, and no swing loans or no bid loans. The borrowings outstanding are reflective of the Company’s seasonal build-up of merchandise inventory.

The 2004 Credit Agreement permits, at the Company’s option, borrowings at various interest rate options based on the prime rate or London Interbank Offering Rate plus applicable margin. The 2004 Credit Agreement also permits, as applicable, borrowings at various interest rate options mutually agreed upon by the Company and the lenders. The weighted average interest rate of the outstanding loans at November 17, 2004, was 2.66%. The Company typically repays and/or borrows on a daily basis in accordance with the terms of the 2004 Credit Agreement. The daily activity is a net result of the Company’s liquidity position which is affected by (i) cash inflows such as store cash, credit card settlements, and other miscellaneous deposits, and (ii) cash outflows such as check clearings, wire and other electronic transactions, and other miscellaneous disbursements.

The 2004 Credit Agreement was furnished as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 29, 2004.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Big Lots, Inc. press release dated November 17, 2004.
99.2	Transcript of Big Lots, Inc. conference call dated November 17, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: November 23, 2004	By:	/s/ Charles W. Haubiel II

Charles W. Haubiel II Senior Vice President, General Counsel and Corporate Secretary